SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 29, 2011, Watts Industries Deutschland GmbH ("Watts Germany"), an indirect, wholly-owned subsidiary of Watts Water Technologies, Inc. (the "Company"), purchased all of the outstanding share capital (the "Danfoss Shares") of Danfoss Socla S.A.S. ("Danfoss Socla"), a wholly-owned subsidiary of Danfoss International A/S (the "Seller"), and the related water controls business (the "Danfoss Assets," together with the Danfoss Shares, the "Danfoss Business") of entities controlled directly or indirectly by Danfoss A/S (the "Seller Parent") pursuant to a share and asset sale and purchase agreement, dates as of April 1, 2011 (the "Sale and Purchase Agreement"), among the Seller Parent, the Seller, the Company and Watts Germany. The Danfoss Business includes assets of the Seller Parent's Shanghai affiliate, which Watts Germany elected to acquire pursuant to the Sale and Purchase Agreement.

The aggregate consideration paid for the Danfoss Business was EUR 120.0 million, which includes approximately EUR 1.7 million of assumed debt.  The aggregate purchase price, which is subject to working capital and related adjustments, is equal to approximately $175.7 million based on the exchange rate of Euro to U.S. dollars as of April 26, 2011.  The Company funded the transaction with cash on hand and Euro-based borrowings under its a Credit Agreement dated June 18, 2010 (the “Credit Agreement”) among the Company, certain subsidiaries of the Company as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and the other lenders referred to therein.

Danfoss Socla is a manufacturer of water protection valves and flow control solutions for the water market and the heating, ventilation and air conditioning market. Its major product lines include backflow preventers, check valves and pressure reducing valves. Danfoss Socla is based in France, and its products are distributed worldwide for municipal, industrial, commercial and residential use.

The terms of the Sale and Purchase Agreement were determined on the basis of arm’s-length negotiations.  Other than with respect to the transactions contemplated by the Sale and Purchase Agreement, neither the Company nor any subsidiary of the Company has previously had any material relationship with Danfoss Socla, the Seller or the Seller Parent, and, to the Company’s knowledge, no affiliates of the Company or any of its subsidiaries, or any director or officer of the Company or any of its subsidiaries, or any associate of such director or officer, has a material relationship with Danfoss Socla, the Seller or the Seller Parent.

A copy of the Sale and Purchase Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 1, 2011 and is incorporated herein by reference as though fully set forth herein.  The foregoing summary of the Sale and Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Sale and Purchase Agreement.  The Sale and Purchase Agreement is incorporated by reference to provide information regarding its terms.  It is not intended to provide any other factual information about the Company or the Danfoss Business.  Such information can be found in the public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov and in the Investor Relations section of the Company’s website at www.wattswater.com.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 2.01 is incorporated herein by reference.

On April 28, 2011, the Company borrowed EUR 62.0 million under the Credit Agreement to finance in part the acquisition of the Danfoss Business. The amount borrowed under the Credit Agreement is equal to approximately $90.8 million based on the exchange rate of Euro to U.S. dollars as of April 26, 2011. Including the amount borrowed under the Credit Agreement in connection with the Danfoss Business acquisition, as of the date hereof, the Company has used an aggregate of $125.8 million of available credit under the Credit Agreement and $174.2 million remains unused and potentially available.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2011	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Share and Asset Sale and Purchase Agreement dated as of April 1, 2011 by and among Danfoss A/S and Danfoss International A/S and Watts Water Technologies, Inc. and Watts Industries Deutschland

* Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 1, 2011 (File No. 001-11499). Watts Water Technologies, Inc. hereby agrees to furnish a supplemental copy of any omitted schedule or similar attachment to this agreement to the Securities and Exchange Commission upon request.

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